UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 15, 2007
TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (713) 232-7500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) — (c)
On October 15, 2007, we announced the following changes involving our principal accounting officer position, effective November 1, 2007:
John H. Briscoe, who currently serves as our Vice President, Audit and Advisory Services, will serve as our Vice President and Controller. Mr. Briscoe has been in his current position since June 2007. From January 2007 to June 2007, Mr. Briscoe served as our Director of Investor Relations and Communications. From June 2005 to January 2007, Mr. Briscoe served as our Finance Director for North and South America. Prior to joining our company in June 2005, Mr. Briscoe served as Vice President of Accounting for Ferrellgas Inc., the general partner of Ferrellgas Partners L.P., a New York Stock Exchange traded master limited partnership, from July 2003 to June 2005 and he served as Vice President of Administration from June 2002 to July 2003.
David A. Tonnel, who currently serves as our Vice President and Controller, will assume the position of Vice President, Integration and Process Improvement. Mr. Tonnel has served in his current position since February 2005. From May 2003 to February 2005, Mr. Tonnel served as Assistant Controller of our company. Mr. Tonnel served as Finance Manager, Asia Australia Region from October 2000 to May 2003 and as Controller, Nigeria from April 1999 to October 2000. Mr. Tonnel joined our company in 1996 after working for Ernst & Young in France as Senior Auditor.
Item 8.01. Other Events.
On October 15, 2007, Transocean Inc. and GlobalSantaFe Corporation announced the following appointments which further identify the management team after the closing of their merger transaction:
Applied Drilling Technology, Inc.
Steve Morrison will continue to serve as President, Applied Drilling Technology Inc. (ADTI), after the close of the merger and he will report to Jon Marshall, President and Chief Operating Officer of the combined company. ADTI is a wholly owned subsidiary of GlobalSantaFe Corporation that provides drilling management services primarily on a turnkey basis.
Merger Integration
David Tonnel has been appointed Vice President, Integration and Process Improvement of Transocean Inc. effective November 1, 2007 and he will continue to serve in that position after the close of the merger. Mr. Tonnel will report to Bob Long, Chief Executive Officer of the combined company.
Accounting
John Briscoe has been appointed Vice President and Controller of Transocean Inc. effective November 1, 2007 and he will continue to serve in that position after the close of the merger.

Mr. Briscoe will report to Greg Cauthen, Senior Vice President and Chief Financial Officer of the combined company.
Forward-Looking Statements
Statements included in this Current Report on Form 8-K regarding the consummation of the proposed merger transaction and management of our company and its subsidiaries following the proposed merger transaction, and other statements that are not historical facts, are forward looking statements. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities or other third parties, consummation of financing, satisfaction of closing conditions, and other factors detailed in risk factors and elsewhere in our Annual Report on Form 10-K, our recent definitive proxy statement with respect to our shareholders meeting and our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: October 17, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel and Corporate Secretary